CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-285968, No. 333-278111, No. 333-270815, No. 333-263844, No. 333-255664) of Barinthus Biotherapeutics plc of our report dated March 13, 2026 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
March 13, 2026